Exhibit 99.1

STOCK REPURCHASE AGREEMENT

THIS STOCK REPURCHASE AGREEMENT (this “Agreement”) is entered into as of November 4, 2014 by and among Booz Allen Hamilton Holding Corporation, a Delaware corporation (the “Company”), and Explorer Coinvest LLC, a Delaware limited liability company (the “Selling Stockholder”).

Background

A. The Selling Stockholder owns 65,660,000 shares of the Company’s Class A common stock, $0.01 par value per share (the “Common Stock”), and has agreed to transfer a portion of those shares to the Company on the terms and conditions set forth in this Agreement;

B. The Selling Stockholder and the Company are commencing an underwritten public offering (the “Public Offering”) of certain shares of Common Stock held by the Selling Stockholder (the “Underwritten Shares”); and

C. The Company has proposed to repurchase 1,000,000 shares of Common Stock (the “Repurchase Shares”) at a per share purchase price for each Repurchase Share equal to the per share price at which the underwriters purchase the Underwritten Shares from the Selling Stockholder in the Public Offering (the “Purchase Price”) upon the terms and conditions provided in this Agreement (the “Repurchase”).

D. The Selling Stockholder and the Company desire to condition the Repurchase on the closing of the Public Offering.

THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

Agreement

1. Repurchase.

(a) The Selling Stockholder hereby agrees to transfer, assign, sell, and convey 100% of its right, title, and interest in and to the Repurchase Shares.

(b) The obligations of the Company to purchase the Repurchase Shares shall be subject to the closing of the Public Offering pursuant to an underwriting agreement by and among the Company, the Selling Stockholder and the underwriters named therein (the “Underwriting Agreement”).

(c) The closing of the sale of the Repurchase Shares (the “Closing”), as applicable, shall take place upon the same day as the closing of the sale of the Underwritten Shares at the offices of Debevoise & Plimpton LLP, 919 Third Avenue, New York, NY 10022, or at such other time and place as may be agreed upon by the Company and the Selling Stockholder. At the Closing, the Selling Stockholder shall deliver to the Company or as instructed by the Company a duly executed stock power relating to the Repurchase Shares, and the Company agrees to deliver to the Selling Stockholder by wire transfer in accordance with written instructions to be provided by the Selling Stockholder prior to the Closing of immediately available funds the Purchase Price multiplied by the number of Repurchase Shares being sold by the Selling Stockholder.

(d) The Selling Stockholder agrees to pay all stamp, stock transfer and similar duties, if any, in connection with the Repurchase.

(e) The Company shall be entitled to deduct and withhold from payments of the Purchase Price any amount required to be so deducted or withheld pursuant to the Internal Revenue Code of 1986, as amended, and the applicable Treasury regulations thereunder.

2. Company Representations. In connection with the transactions contemplated hereby, the Company represents and warrants to the Selling Stockholder that:

(a) The Company is a corporation duly organized and existing under the laws of the State of Delaware.

(b) The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby; and this Agreement has been duly authorized, executed and delivered by the Company;

(c) This Agreement constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles; and

(d) The compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) violate any provision of the certificate of incorporation or by-laws, as applicable, of the Company or (iii) violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; except, in the case of clauses (i) and (iii), as would not reasonably be expected to have a material adverse effect on the financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), in the case of each such clause, after giving effect to any consents, approvals, authorizations, orders, registrations, qualifications, waivers and amendments as will have been obtained or made as of the date of this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery and performance by the Company of its obligations under this Agreement, including the consummation by the Company of the transactions contemplated by this Agreement, except where the failure to obtain or make any such consent, approval, authorization, order, registration or qualification would not reasonably be expected to have a Material Adverse Effect.

3. Selling Stockholder Representations. In connection with the transactions contemplated hereby, the Selling Stockholder represents and warrants to the Company that:

(a) All consents, approvals, authorizations, orders or filings necessary for the execution and delivery by the Selling Stockholder of this Agreement and for the sale and delivery of the Repurchase Shares to be sold by the Selling Stockholder hereunder, have been obtained, or will be obtained prior to the delivery of the Repurchase Shares; and the Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Repurchase Shares to be sold by the Selling Stockholder hereunder, except for such consents, approvals, authorizations and orders as would not impair in any material respect the consummation of the Selling Stockholder’s obligations hereunder;

(b) This Agreement constitutes a valid and binding agreement of the Selling Stockholder, enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles;

(c) The sale of the Repurchase Shares to be sold by the Selling Stockholder hereunder and the compliance by the Selling Stockholder with all of the provisions of this Agreement and the consummation of the transactions contemplated herein (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of its property or assets is subject, (ii) nor will such action result in any violation of the provisions of (a) any organizational or similar documents pursuant to which the Selling Stockholder was formed or (b) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or its property; except in the case of clause (i) or clause (ii)(b), for such conflicts, breaches, violations or defaults as would not impair in any material respect the consummation of the Selling Stockholder’s obligations hereunder;

(d) As of the date hereof and immediately prior to the delivery of the Repurchase Shares to the Company at the Closing, the Selling Stockholder will be the beneficial or record holder of the Repurchase Shares with full dispositive power thereover, and holds, and will hold, such Repurchase Shares free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Repurchase Shares and payment therefor pursuant hereto, assuming that the Company has no notice of any adverse claims within the meaning of Section 8-105 of the New York Uniform Commercial Code as in effect in the State of New York from time to time (the “UCC”), the Company will acquire a valid security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Repurchase Shares purchased by the Company, and no action (whether framed in conversion, replevin, constructive trust, equitable lien or other theory) based on an adverse claim (within the meaning of Section 8-105 of the UCC) to such security entitlement may be asserted against the Company;

(e) The Selling Stockholder has received all of the information that they consider necessary or appropriate for deciding whether to sell the Repurchase Shares and has had the opportunity to ask questions and receive answers from the Company; and

(f) The Selling Stockholder has had the opportunity to discuss with its tax advisors the consequences of the Repurchase.

4. Termination. This Agreement may be terminated at any time prior to the Closing (a) by mutual written consent of the Company and the Selling Stockholder or (b) by either the Company or the Selling Stockholder if the conditions in paragraph 1(b) of this Agreement have not been satisfied within 30 business days after the date hereof.

5. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via email (receipt of which is confirmed) to the recipient. Such notices, demands and other communications will be sent:

(a) If, to the Selling Stockholder, addressed to such Selling Stockholder, c/o The Carlyle Group, at:

1001 Pennsylvania Avenue, N.W.

Washington, D.C. 20004

Attention: Ian Fujiyama

Email Address: ian.fujiyama@carlyle.com

With a copy to (which shall not constitute notice):

Debevoise & Plimpton LLP

919 Third Avenue

New York, NY 10022

Attention: Matthew E. Kaplan

Email Address: mekaplan@debevoise.com

(b) If, to the Company:

Booz Allen Hamilton Holding Corporation

8283 Greenboro Drive

McLean, VA 22102

Attention: Douglas Manya

Email Address: manya_douglas@bah.com

With a copy to (which shall not constitute notice):

Debevoise & Plimpton LLP

919 Third Avenue

New York, NY 10022

Attention: Matthew E. Kaplan

Email Address: mekaplan@debevoise.com

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

6. Miscellaneous.

(a) Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(b) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein.

(c) Complete Agreement. This Agreement and any other agreements ancillary thereto and executed and delivered on the date hereof embody the complete agreement and understanding between the parties and supersede and preempt any prior understandings, agreements, or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(d) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(e) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Selling Stockholder and the Company and their respective successors and assigns.

(f) Governing Law. The Agreement will be governed by and construed in accordance with the laws of the State of New York. Each party to this Agreement hereby irrevocably submits to the exclusive jurisdiction of the Courts of the State of Delaware and the Federal Courts of the United States located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement.

(g) Remedies. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance or other injunctive relief in order to enforce, or prevent any violations of, the provisions of this Agreement.

(h) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and the Selling Stockholder.

(i) Further Assurances. Each of the Company and the Selling Stockholder shall execute and deliver such additional documents and instruments and shall take such further action as may be necessary or appropriate to effectuate fully the provisions of this Agreement.

(j) Expenses. Each of the Company and the Selling Stockholder shall bear their own expenses in connection with the drafting, negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(k) Interpretation. The definitions in this Agreement are applicable to the singular as well as the plural forms of such terms.

[Signatures appear on following pages.]

IN WITNESS WHEREOF, the parties hereto have executed this Stock Repurchase Agreement as of the date first written above.

Company: BOOZ ALLEN HAMILTON HOLDING CORPORATION

By:	/s/ Kevin L. Cook
Name:	Kevin L. Cook
Title:	Senior Vice President, Chief Financial Officer and Treasurer

[Signature Page to Stock Repurchase Agreement]

The Selling Stockholder: EXPLORER COINVEST LLC By: Explorer Manager, L.L.C., its Manager

By:	/s/ Jeremy W. Anderson
Name:	Jeremy W. Anderson
Title:	Authorized Person

[Signature Page to Stock Repurchase Agreement]